SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date earliest event reported) February 24, 2003

CORAM HEALTHCARE CORPORATION

(Exact name of registrant as specified in charter)

Delaware	1-11343	33-0615337

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1675 Broadway, Suite 900, Denver, Colorado	80202

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (303) 292-4973

(Former name or former address, if changed since last report)

     Indicate by check mark whether the registrant has filed all documents and reports required to be filed by Sections 12, 13 or 15(d) of the Securities Exchange Act of 1934 subsequent to the distribution of securities under a plan confirmed by a court. Yes [X] No [   ]

Item 5. Other
SIGNATURES

Item 5. Other

On February 24, 2003, Daniel D. Crowley, former Chief Executive Officer and now acting Chief Transition and Restructuring Officer for Coram Healthcare Corporation and its subsidiaries (collectively the “Company”), by his attorneys, filed a Response of Daniel Crowley to the Shareholders Committee’s Motion for an Order Terminating Daniel Crowley’s Employment and for Other Relief in the United States Bankruptcy Court for the District of Delaware (the “Response”). The Response inadvertently contained certain financial information of the Company covering the months of October and November 2002. This financial information has not been reviewed by the Company’s independent auditors and is not derived from any financial statements on file with the Securities and Exchange Commission. Accordingly, such financial information should not be relied upon. For the most recent financial information of the Company, please refer to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2002. The Company anticipates that it will file its Annual Report on Form 10-K for the year ended December 31, 2002 with the Securities and Exchange Commission no later than April 15, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORAM HEALTHCARE CORPORATION

Date: February 25, 2003	By:	/s/ SCOTT R. DANITZ

	Name: Title:	Scott R. Danitz Senior Vice President, Chief Financial Officer and Treasurer